Exhibit 99.3

FOR IMMEDIATE RELEASE

Stephen Merkel Appointed Chairman of Newmark’s Board of Directors

Kyle Lutnick will also join the Board

NEW YORK, NY (February 18, 2025) — Newmark Group, Inc. (Nasdaq: NMRK) (“Newmark” or “the Company”), a leading commercial real estate advisor and service provider to large institutional investors, global corporations, and other owners and occupiers, today announced Stephen Merkel has been named Chairman of the Board of Directors. Howard W. Lutnick, who was confirmed today by the United States Senate as the 41st Secretary of Commerce, has stepped down as Executive Chairman of Newmark and as the Company’s Chairman of the Board.

Mr. Merkel, who has been with the Company since its acquisition by BGC Partners, Inc., will also retain his roles as Newmark’s Executive Vice President and Chief Legal Officer. Kyle Lutnick will also join as a member of the Board.

“Stephen has been one of my closest advisors for more than 30 years,” said Howard Lutnick. “He is an outstanding leader who understands the core of our firm. With his experience and dedication to the Company, I am confident in the success of the firm as I take on a new role serving the American people.”

Mr. Merkel is Executive Vice Chairman, Executive Managing Director, and General Counsel for the Cantor Fitzgerald, L.P. group of companies, which includes Newmark Group, Inc., BGC Group, Inc. and Cantor Fitzgerald & Co.

Prior to joining Cantor Fitzgerald in 1993, Mr. Merkel was Vice President and Assistant General Counsel at Goldman Sachs & Co., dedicated to the J. Aron Division. Before that, he was an associate with the law firm of Paul, Weiss, Rifkind, Wharton & Garrison. He also served as a law clerk for the Honorable Irving R. Kaufman of the U.S. Court of Appeals for the Second Circuit. Mr. Merkel received a Bachelor’s degree with a major in History and Sociology of Science from the University of Pennsylvania and received his law degree from the University of Michigan Law School.

Mr. Merkel is currently on the Board of Trustees for the Brooklyn Botanic Garden and on the Board of Directors of the Brooklyn Bridge Park Corporation. Mr. Merkel lives with his wife, Robin Shanus, and has three adult children, David, Gabe and Leo.

Kyle Lutnick most recently served as Global Managing Director of Knotel, Inc., Newmark’s flexible office and workspace business. Prior to that, he was Knotel’s General Manager of UK & EMEA and Vice President of Business Development. Before joining Knotel, Mr. Lutnick was a member of Newmark’s market-leading retail advisory team, where he advised clients in New York City, one of the most dynamic commercial markets in the world. He holds a Bachelor of Arts degree in Psychology from Stanford University.

In separate releases, Newmark today announced additional Executive and Board changes. Please visit ir.nmrk.com.

Stephen Merkel Appointed Chairman of Newmark’s Board of Directors

Kyle Lutnick will also join the Board

About Newmark

Newmark Group, Inc. (Nasdaq: NMRK), together with its subsidiaries (“Newmark”), is a world leader in commercial real estate, seamlessly powering every phase of the property life cycle. Newmark’s comprehensive suite of services and products is uniquely tailored to each client, from owners to occupiers, investors to founders, and startups to blue-chip companies. Combining the platform’s global reach with market intelligence in both established and emerging property markets, Newmark provides superior service to clients across the industry spectrum. For the twelve months ended December 31, 2024, Newmark generated revenues of nearly $2.8 billion. As of December 31, 2024, Newmark and our business partners together operated from approximately 170 offices with more than 8,000 professionals across four continents. To learn more, visit nmrk.com or follow @newmark.

Discussion of Forward-Looking Statements about Newmark

Statements in this document regarding Newmark that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity, and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, Newmark undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

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Press Contact:

Deb Bergman
t 303-260-4307
deb.bergman@nmrk.com

Investor Contacts:

Jason McGruder
Shaun French
t 212-829-7124